SECOND AMENDMENT TO CREDIT AGREEMENT


               This Second Amendment to Credit Agreement (the "Second Amendment") is made as of August 31, 1998 by and among ASSOCIATED ESTATES REALTY CORPORATION ("Borrower"); NATIONAL CITY BANK, as Managing Agent (the "Managing Agent"), for itself and on behalf of the Existing Banks (defined below); NATIONAL CITY BANK ("National City"); BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank of America"); and COMMERZBANK AKTIENGESELLSCHAFT ("Commerzbank").

                                       RECITALS

               A. Pursuant to a Credit Agreement (the "Credit Agreement"), dated as of June 30, 1998, by and among Borrower, the Managing Agent, Bank of America National Trust and Savings Association as Documentation Agent and the Banks identified on
          Schedule 1 thereof, such Banks agreed to provide Borrower with a credit facility in the aggregate principal amount not to exceed Two Hundred Million Dollars ($200,000,000).

               B. Pursuant to a First Amendment to Credit Agreement, dated as of August 7, 1998 (the "First Amendment"), the maximum principal amount of the credit facility available pursuant to the Credit Agreement was increased to an amount not to exceed Two Hundred Thirty-Five Million Dollars ($235,000,000), and FirstMerit Bank, N.A., and SouthTrust Bank, N.A. became "Banks" for all purposes relevant to the aforementioned Credit Agreement; such Credit Agreement, as so amended, is referred to herein as the "Amended Credit Agreement". FirstMerit Bank, N.A., SouthTrust Bank, N.A. and all of the Banks identified on Schedule 1 to the Credit Agreement are sometimes referred to as the "Existing Banks".

               C. Section 2.1(c) of the Amended Credit Agreement provides that Borrower may request that the maximum principal amount of the credit facility provided thereby be increased to a principal amount not to exceed Two Hundred Fifty Million Dollars ($250,000,000) on the terms and subject to the conditions set forth therein.

               D. Section 8.17(a) of the Credit Agreement provides, among other things, that each Bank may assign all or a portion of its interests, rights and obligations under the Credit Agreement to any bank or other financial institution, provided that the amount of the interests so assigned shall equal or exceed Five Million Dollars ($5,000,000) of the assigning Bank's Credit Commitment, and subject to the other terms and conditions set forth therein.

               E. Borrower has requested an increase in the maximum principal amount of the credit facility provided by the Amended Credit Agreement in accordance with the applicable requirements set forth therein, and Commerzbank has (1) agreed to become an additional Bank under the Credit Agreement as contemplated by
          Section 2.1(c) thereof; and (2) requested that each of National City and Bank of America assign to it portions, each in the amount of Five Million Dollars ($5,000,000), of their respective

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          Credit Commitments under this Amended Credit Agreement
          concurrently with its becoming a Bank as aforesaid.

               F. National City and Bank of America have agreed, with Borrower's approval, to effect such assignments, and the parties hereto have agreed to execute and deliver this Second Amendment for the purposes of setting forth the terms of such assignments and of the amendment to the Amended Credit Agreement with respect to the inclusion of Commerzbank as a Bank and the increase in the amount of the Maximum Commitment.

               NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Second Amendment agree as follows:

               1. Incorporation of Recitals; Capitalized Terms. The foregoing recitals are incorporated herein by this reference. Capitalized terms which are used but not defined herein shall have the respective meanings ascribed to such terms in the Amended Credit Agreement.

               2.   Assignments.

               (a) Effective on and as of August 31, 1998 (the "Effective Date"), National City hereby assigns to Commerzbank a portion, in the amount of Five Million Dollars ($5,000,000), of National City's Credit Commitment under the Amended Credit Agreement.

               (b) Effective on and as of the Effective Date, Bank of America hereby assigns to Commerzbank a portion, in the amount of Five Million Dollars ($5,000,000), of Bank of America's Credit Commitment under the Amended Credit Agreement.

               (c) Each of the foregoing assignments is made upon and subject to the terms of Section 8.17(a) of the Amended Credit Agreement. The Managing Agent and the Borrower hereby approve the inclusion of Commerzbank as a "Bank" under the Amended Credit Agreement. From and after the Effective Date, neither National City nor Bank of America shall have any rights or obligations under the Amended Credit Commitment in respect of that portion of its respective Credit Commitment assigned to Commerzbank as aforesaid (other than any rights relative to such assigned interests under Section 9.5 of the Amended Credit Agreement which are to survive such assignment pursuant to the express terms of
          Section 9.5 of the Amended Credit Agreement. On the Effective Date, National City and Bank of America shall each pay to Commerzbank, in connection with the foregoing assignments: (i) an apportioned share of the Closing Fee heretofore paid to it in connection with the Amended Credit Agreement, in the amount of Seventeen Thousand Six Hundred Seventy-Three and 63/100's Dollars ($17,673.63), and (ii) a prorated portion of the Facility Fee previously received by it in respect of the initial year of the credit facility contemplated by the Amended Credit Agreement, in the amount of Six Thousand Two Hundred Eight and 23/100's Dollars ($6,208.23).



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               3.   Assumption of the Assigned Interests; Inclusion of
          Commerzbank as a Bank.

               (a) Commerzbank warrants and represents to the Managing Agent, for its benefit and for the benefit of each of the Existing Banks, that (i) Commerzbank has the requisite right, power and authority to perform all of the duties and obligations of a Bank under the Amended Credit Agreement (including but not limited to the obligations to make the Loans and to participate in the issuance of the Letters of Credit to be made or issued as contemplated thereby); (ii) Commerzbank has the right to receive all payments to be made to it under the Amended Credit Agreement and the other Loan Documents without deduction or withholding of United States Federal income taxes; and (iii) Commerzbank has received a true and complete copy of the Credit Agreement and of the First Amendment, and has reviewed and approved the same.

               (b) Effective on and as of the Effective Date, Commerzbank shall become a Bank under the Amended Credit Agreement. Borrower and the Managing Agent each acknowledges that it approves the inclusion of Commerzbank as a Bank under the Amended Credit Agreement, and further acknowledges that this Second Amendment shall constitute an assignment and assumption agreement in accordance with the terms of Section 8.17(a) of the Amended Credit Agreement. Commerzbank agrees (i) to accept the assignments described in the preceding paragraph; (ii) that giving effect to such assignments and to the other transactions contemplated hereby, Commerzbank's Credit Commitment shall be in the amount of Twenty-Five Million Dollars ($25,000,000); and
          (iii) that from and after the Effective Date it shall observe and perform all of the duties and obligations of a Bank in accordance with all of the requirements of the Amended Credit Agreement (including but not limited to those which pertain to the interests assigned to it as aforesaid). Without limiting the generality of the foregoing, Commerzbank hereby appoints National City Bank to serve as its Managing Agent under the Amended Credit Agreement and the other Loan Documents, and to administer the Amended Credit Agreement and the other Loan Documents as provided therein.

               (c) Commerzbank's address and facsimile number for the delivery of notices under the Credit Agreement are as follows:

                    Commerzbank Aktiengesellschaft
                    Two World Financial Center
                    New York, New York 10281-1050
                    Attn:  Mr. Douglas Traynor
                    Telephone:  (212) 266-7569
                    Facsimile:  (212) 266-7565


               (d) Giving effect to the inclusion of Commerzbank as a Bank as provided in this Second Amendment, the term "Maximum Commitment", as used in the Amended Credit Agreement, shall from and after the Effective Date mean the lesser of (i) Two Hundred Fifty Million Dollars ($250,000,000), or (ii) the sum of the Credit Commitments. From and after the Effective Date, Schedule 1 of the Amended Credit Agreement shall be deleted in its



          entirety and shall be replaced with Schedule 1, attached to this Second Amendment and made a part hereof by this reference.

               4. Certain Documents to be Executed by Borrower. Borrower shall, not later than the Effective Date, execute and deliver (a) to Commerzbank, a Ratable Promissory Note in the form attached hereto as Exhibit A and made a part hereof by this reference and a Competitive Bid Note in the form attached hereto as Exhibit B and made a part hereof by this reference; (b) to National City Bank, a Substitute Ratable Note in the form attached hereto as Exhibit C and made a part hereof by this reference; (c) to Bank of America National Trust and Savings Association, a Substitute Ratable Note in the form attached hereto as Exhibit D and made a part hereof by this reference; and (d) to each Existing Bank, a Substitute Competitive Bid Note in the respective forms attached hereto as Exhibits E-1 through E-9. Promptly after its receipt of such Substitute Competitive Bid Note, each Existing Bank shall legend the Competitive Bid Note presently held by it to reflect the replacement thereof by the Substitute Competitive Bid Note delivered to it as provided by this Second Amendment. Additionally, each of National City and Bank of America shall, promptly after its receipt of the Substitute Ratable Note provided to it hereunder, legend the Ratable Note presently held by it to reflect the replacement of such Ratable Note with the respective Substitute Ratable Note.

               5. Ratification of the Amended Credit Agreement. (a) Borrower warrants and represents to the Commerzbank, the Managing Agent and each Existing Bank that as of the Effective Date: (i) the Amended Credit Agreement and each Loan Document is in full force and effect, and no such instrument has been modified or amended except as contemplated hereby or by the First Amendment;
          (ii) there is no Default or Event of Default under the Credit Agreement; (iii) all of Borrower's representations and warranties under the Credit Agreement are true and correct; and (iv) Borrower has no offsets or claims against the Managing Agent or any Existing Bank under, in respect of, or in any way related to the Credit Agreement or any Loan Document.

               (b) Borrower hereby ratifies and affirms the Amended Credit Agreement, as further amended hereby, and agrees that as so amended the Amended Credit Agreement shall continue in full force and effect.

               6. Execution by the Managing Agent. The Managing Agent has executed this Second Amendment in its capacity as Managing Agent and for and on behalf each of the Existing Banks in accordance with the authority granted to it for such purpose under Section 2.1(c) of the Credit Agreement.

               7. Payment of Certain Costs and Fees. Borrower shall, on the Effective Date, pay to the Managing Agent for the benefit of Commerzbank (a) a Closing Fee in an amount equal to Fifty-Six Thousand Two Hundred Fifty Dollars ($56,250), and (b) a Facility Fee in respect of the initial year of the term of the Amended Credit Agreement in the amount of Twenty-Two Thousand Five Hundred Dollars ($22,500). Borrower shall, in addition, pay the costs and fees reasonably incurred by the Managing Agent in



          connection with this Second Amendment, including but not limited to reasonable attorneys' fees.

               8. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

               IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


          ASSOCIATED ESTATES REALTY     NATIONAL CITY BANK,
          CORPORATION                     Managing Agent


          By:/s/ Jeffrey I. Friedman    By:/s/ Gary L. Wimer

          Print Name:Jeffrey I. Friedman     Print Name:  Gary L. Wimer

          Title:  President                  Title:  Vice President


                                        BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION

                                        By:/s/ D.G. Walsh

                                             Print Name: D.G. Walsh

                                             Title:  Vice President



                                        COMMERZBANK AKTIENGESELLSCHAFT

                                        By:/s/ Douglas P. Traynor

                                             Print Name: Douglas P. Traynor

                                             Title:Vice President

                                        By:/s/ Christian Berry

                                             Print Name: Christian Berry

                                             Title: Assistant Treasurer

                                        Two World Financial Center
                                        New York, New York 10281-1050
                                        Attn:  Mr. Douglas Traynor
                                        Telephone:  (212) 266-7569
                                        Facsimile:  (212) 266-7565

          AERC.4\2ND-AMEN.AGR




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